Exhibit Index as Required by Sub-Item 77 Q1

 Subadvisory Agreement - Victory Capital Management Inc. re: Growth Fund effective August 1, 2013 is incorporated herein by reference to exhibit (d)(140) of  Post-Effective Amendment No. 48 filed on February 4, 2014.
 Subadvisory Agreement - Schroder Investment Management North America Inc. re: Low Duration Bond Fund effective October 11, 2013 is incorporated herein by reference to exhibit (d)(141) of Post-Effective Amendment No. 48 filed on February 4, 2014.
   Subadvisory Agreement - Oaktree Capital Management, L.P. re: Diversifying Strategies Fund effective February 4, 2014 is incorporated herein by reference to exhibit (d)(142) of Post-Effective Amendment No. 48 filed on February 4, 2014.
 Subadvisory Agreement - SSgA Funds Management, Inc re: Equity Income Fund effective February 4, 2014 is incorporated herein by reference to exhibit (d)(143) of Post-Effective Amendment No. 48 filed on February 4, 2014.
 Subadvisory Agreement - Wellington Management Company, LLP re: Equity Income Fund effective February 4, 2014 is incorporated herein by reference to exhibit (d)(144) of Post-Effective Amendment No. 48 filed on February 4, 2014.

      Fee Waiver Agreement - Mellon Capital Management Corporation re: Diversifying Strategies Fund effective May 1, 2011 is incorporated herein by            reference to exhibit (d)(145) of Post-Effective Amendment No. 50 filed on February 4, 2014.

      Extension of Fee Waiver Agreement - Mellon Capital Management Corporation re: Diversifying Strategies Fund effective February 4, 2014 is                 incorporated herein by reference to exhibit (d)(146) of Post-Effective Amendment No. 50 filed on February 4, 2014.